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                                                                 EXHIBIT 4.19



                       UNITED STATES SURGICAL CORPORATION

                             Officer's Certificate

                                 March 17, 1998


          Each of the undersigned, in his capacity as an officer of United States Surgical Corporation, a Delaware corporation (the "Company"), hereby certifies, pursuant to resolutions of the Board of Directors of the Company adopted on February 3, 1998 and resolutions of the Transaction and Finance Committee of the Board of Directors of the Company adopted on March 16, 1998, that:

A. APPROVAL OF SENIOR INDENTURE AND APPOINTMENT OF SENIOR TRUSTEE

          The Indenture relating to senior debt securities of the Company (the "Senior Indenture") to be entered into by the Company, substantially in the form attached hereto as Annex A, is hereby approved and the Bank of New York is hereby appointed trustee thereunder.

B. AUTHORIZATION OF 7-1/4% SENIOR NOTES DUE MARCH 15, 2008

          There is hereby established a series of senior debt securities of the Company to be issued under the Senior Indenture having the following terms:


     1.   Title of securities:              7-1/4% Senior Notes due March 15,
                                            1998 (the "Notes")

     2.   Aggregate principal amount of
          Notes:                            $300,000,000

     3.   Maturity date:                    March 15, 2008


     4.   Interest rate:                    7-1/4% per annum


     5.   Issue price:                      99.097% of principal amount plus
                                            accrued interest, if any, from March
                                            20, 1998 (Reflects an underwriting
                                            discount of .750% from the initial
                                            public offering price of 99.847%)

     6.   Date from which interest
          accrues:                          From March 20, 1998

     7.   Interest payment dates:           March 15 and September 15,
                                            commencing September 15, 1998


















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      8. Regular record dates:               The March 1 or September 1, as the
                                             case may be, next preceding the
                                             applicable interest payment date.

      9. Redemption provisions:              None

     10. Sinking fund provisions:            None

     11. Conversion or exchange features:    None

     12. Defeasance and discharge:           Sections 4.4 and 4.5 of the Senior
                                             Indenture are applicable

     13. Covenants:                          Covenants: The covenants provided
                                             for in Article X of the Senior
                                             Indenture will be applicable to the
                                             Notes, except as set forth in the
                                             immediately following sentences.
                                             The percentage reference in clause
                                             (11) of the "Limitation on Liens"
                                             covenant contained in Section 10.7
                                             of the Senior Indenture to 10.0%
                                             shall be 5.0% provided, however,
                                             that if and for so long as the
                                             Notes are assigned a rating of Baa1
                                             (or the equivalent) or higher by
                                             Moody's Investors Service, Inc. or
                                             its successors ("Moody's") and a
                                             rating of BBB+ (or the equivalent)
                                             or higher by Standard & Poor's
                                             Ratings Services, a division of The
                                             McGraw-Hill Companies, Inc. or its
                                             successors ("S&P"), such percentage
                                             shall be 10.0%; provided further,
                                             that in the event Moody's or S&P is
                                             no longer in existence or issuing
                                             ratings, for purposes of
                                             determining whether such percentage
                                             shall be 5.0% or 10.0%, such
                                             organization may be replaced by a
                                             nationally recognized statistical
                                             rating organization (as defined in
                                             Rule 436 under the Securities Act
                                             of 1933, as amended) designated by
                                             the Company with notice to the
                                             Trustee and the provisions of the
                                             foregoing proviso shall apply to
                                             the rating issued by such
                                             replacement rating agency.



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14.    Date of delivery:    March 20, 1998

15.    Form of the Notes:

       A. BOOK ENTRY SECURITIES: The Notes will initially be issued in the form of one or more book-entry securities deposited with, or on behalf of, The Depository Trust Company (the "Depositary"), and registered in the name of the Depositary or its nominee (each, a "Book-Entry Note"), and the transfer of the Notes will be restricted in accordance with the existing operating procedures of the Depositary. The Company will make payments of principal, premium, if any, and interest due on the Notes represented by one or more Book-Entry Notes to the Depositary or its nominee, as the case may be, as the registered owner of the related Book-Entry Note or Notes. The Depositary will credit the accounts of the related participants in accordance with its existing operating procedures.

      B. EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES: Upon the occurrence of any of the events described in the last paragraph of
            Section 3.5 of the Senior Indenture, an owner of a beneficial interest in a Book-Entry Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000 and will be issued in registered form only, without coupons.

16. Payment of principal, premium, if any, and interest: So long as the Notes are represented by one or more Book-Entry Notes, payments shall be made as provided above; for certificated Notes, if any, payments shall be made at the office or agency of the Company maintained in the Borough of Manhattan, The City of New York, which initially is at the Corporate Trust Office of the Trustee, 101 Barclay Street, New York, New York 10286; PROVIDED, HOWEVER, that at the option of the Company payment of interest for certificated Notes may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of holders of the Notes.

       The following additional matters pertain to the Notes:

1. The Notes are being issued specifically for the purpose of reducing outstanding indebtedness under the Company's $450,000,000 Credit Agreement (the "$450,000,000 Credit Facility") dated as of January 30, 1998 among the Company, the lenders party thereto, Bank of America National Trust and Savings Association, as Syndication Agent, The Bank of New York, as Administrative Agent, and Morgan Guaranty Trust



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            Company of New York, as Documentation Agent. The Notes contain terms and conditions substantially similar to or more favorable to the Company and the lenders under each of (i) the $450,000,000 Credit Facility, (ii) the Company's $325,000,000 Credit Agreement (the "$325,000,000 Credit Facility") dated as of December 20, 1995 among the Company, the eligible subsidiaries of the Company referred to therein, the banks and issuing banks party thereto, NationsBank, N.A., as Administrative Agent, the yen lenders party thereto, The Bank of New York, as Yen Administrative Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent, and (iii) the Company's $175,000,000 Credit Agreement (the "$175,000,000 Credit Facility") dated as of September 16, 1996 among the Company, the lenders party thereto, The Bank of New York, as Administrative
            Agent, and Morgan Guaranty Trust Company of New York, as Documentation Agent, within the meaning of Section 5.17 of the $450,000,000 Credit Facility, Section 6.17 of the $325,000,000
            Credit Facility and Section 5.17 of the $175,000,000 Credit
            Facility, respectively.


       2. The Notes shall be in substantially the form of the Note attached hereto as Annex B.

C.     APPROVAL OF UNDERWRITING AGREEMENT

       The underwriting agreement ("Underwriting Agreement") to be entered into by the Company with Salomon Brothers Inc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., BancAmerica Robertson Stephens, BNY Capital Markets, Inc., Chase Securities Inc. and NationsBanc Montgomery Securities LLC, as underwriters, substantially in the form attached hereto as Annex C, is hereby approved.




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          IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Officers' Certificate as of the 17th day of March, 1998.


                                      /s/ Howard M. Rosenkrantz
                                     -----------------------------------------
                                     Howard M. Rosenkrantz
                                     President and Chief Operating Officer


                                      /s/ Richard A. Douville
                                     -----------------------------------------
                                     Richard A. Douville
                                     Senior Vice President and Chief Financial
                                      Officer

                                      /s/ Jeffrey B. Scialllo
                                     -----------------------------------------
                                     Jeffrey B. Scialllo
                                     Vice President, Information Services and
                                      Treasurer






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